UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________________________

FORM 8-K

________________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 15, 2016
________________________________________________________

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2016, Harsco Corporation (the “Company”) announced that, effective August 16, 2016, Scott W. Jacoby, Senior Vice President and Group President - Harsco Rail, resigned from his position with the Company.
On August 15, 2016, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Scott W. Jacoby which sets forth the terms and conditions applicable to Mr. Jacoby’s separation from the Company. Under the Separation Agreement, Mr. Jacoby will be entitled to receive the following:

•
A $330,000 severance payment, plus an additional $420,000, payable in cash in two installments, the first to be paid within 15 calendar days after the effective date of the Separation Agreement, and the second to be paid six months after the effective date of the Separation Agreement.

•	Health insurance premiums for the continuation of health insurance coverage under COBRA for Mr. Jacoby, his spouse and covered dependents for a period of up to 12 months.

•	Outplacement services with a maximum cost of $7,500.
All payments and benefits to which Mr. Jacoby is entitled under the Separation Agreement are subject to tax withholding, as applicable. The Separation Agreement also provides that all of Mr. Jacoby’s outstanding and unvested incentive and/or equity compensation awards granted to him by the Company are terminated and forfeited without consideration.
In consideration of the payments and benefits provided under the Separation Agreement, Mr. Jacoby is subject to certain non-disparagement and confidentiality provisions as well as restrictions preventing him from competing against the Company or soliciting the customers or employees of the Company.
Mr. Jacoby’s right to receive the payments and other consideration is contingent upon Mr. Jacoby’s agreeing to (and not revoking) a release of claims against the Company, and to that end the Separation Agreement contains a release and waiver of claims for the benefit of the Company, pursuant to which Mr. Jacoby agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Separation Agreement.
The foregoing description of the terms and conditions of the Separation Agreement is merely a summary of the material terms of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Description

99.1            Press Release dated August 16, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	August 19, 216	By:	/s/ Russell Hochman
Russell Hochman
Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary